Exhibit 99.1

News Release	CNL Center II at City Commons 420 South Orange Avenue Suite 700 Orlando, Florida 32801-3313 tel 407.650.1151 866.312.2490 fax 407.650.1085 www.cnlhotels.com
For information contact:

CNL Hotels & Resorts, Inc.	Morgan Stanley Real Estate
C. Brian Strickland	Alyson D’Ambrisi
EVP, CFO & Treasurer	Vice President
(407) 650-1510	(212) 761-4649
CNL Hotels & Resorts, Inc. Agrees to Sell in a $6.6 Billion Transaction
(ORLANDO, Fla.) January 19, 2007 –CNL Hotels & Resorts, Inc. (“CHR” or the “Company”), the nation’s second largest hotel real estate investment trust, announced today that it has signed a definitive agreement to be acquired by Morgan Stanley Real Estate. The transaction provides that funds managed by Morgan Stanley Real Estate will acquire CHR for $20.50 per share in cash, representing an aggregate purchase price of approximately $6.6 billion for all of CHR’s outstanding common stock and the assumption of CHR’s outstanding debt. In connection with this transaction and included in the aggregate purchase price, CHR will sell 51 properties to Ashford Hospitality Trust (NYSE:AHT) for proceeds of approximately $2.4 billion immediately prior to the transaction with Morgan Stanley Real Estate.
Upon completion of this transaction, Morgan Stanley Real Estate will own a collection of the country’s premier iconic lodging assets. The portfolio is comprised of eight luxury properties located in six destination markets throughout the United States and operated under internationally recognized brand names. The hotels include:
•	Three properties in Hilton’s Waldorf=Astoria Collection:
o	The Grand Wailea Resort Hotel & Spa in Maui, Hawaii,

o	The La Quinta Resort & Club and PGA West in La Quinta, California, and

o	The Arizona Biltmore Resort & Spa in Phoenix, Arizona,
•	And in addition:
o	The Ritz-Carlton Orlando and JW Marriott Orlando at the Grande Lakes Resort,

o	The Doral Golf Resort & Spa, a Marriott Resort in Miami, Florida,

o	The JW Marriott Desert Ridge Resort & Spa in Phoenix, Arizona, and

o	The Claremont Resort & Spa in Berkeley, California.

“This acquisition is a unique opportunity to acquire eight top-quality resort properties diversified across key U.S. travel destinations,” said Michael Franco, Managing Director, Morgan Stanley Real Estate. “We believe that these types of luxury hotels are extremely hard to replicate and will exhibit excellent future growth from increased corporate group travel and leisure travelers seeking a one-of-a-kind experience.”
Thomas J. Hutchison III, CHR’s Chief Executive Officer, stated, “We believe our ability to acquire great real estate, particularly focused in the luxury and upper-upscale segments, along with our dedication to strong asset management, positioned the Company for this opportunity to deliver value to our shareholders.”
The Transaction
Morgan Stanley Real Estate will pay CHR’s shareholders a consideration of $20.50 per share.
•	The transaction has been unanimously approved by the Boards of Directors of CHR, Morgan Stanley Real Estate and Ashford Hospitality Trust.

•	The transaction is subject to the approval of CHR’s shareholders and other customary closing conditions. The transaction is expected to close in the second quarter of 2007.

•	Banc of America Securities LLC, UBS Investment Bank and Houlihan Lokey acted as financial advisors to CHR on the transaction and Sidley Austin LLP and Venable LLP acted as CHR’s legal counsel.

•	Morgan Stanley advised Morgan Stanley Real Estate and Goodwin Procter LLP provided legal counsel.
In connection with the proposed transaction, CHR will file with the Securities and Exchange Commission (“SEC”) a Proxy Statement on Schedule 14A containing information and certain documents regarding the proposed transaction in connection with approval of the transaction by shareholders of CHR. Shareholders of CHR are urged to carefully read the Proxy Statement and related documents in their entirety when they become available because they will contain important information about the proposed transaction. CHR and its respective directors and executive officers and other members of management may be deemed participants in the solicitation of proxies in respect to the proposed transaction. Information regarding the directors and executive officers of CHR is available in CHR’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 31, 2006.
Prior to this transaction, in December of 2006, CHR agreed to sell 32 assets to an affiliate of Whitehall Street Global Real Estate Limited Partnership 2005 for $405 million. This sale is scheduled to close in the first quarter of 2007.
Background
About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. is a leading real estate investment trust and owner of one of the most distinctive portfolios in the lodging industry. With a focus on luxury and upper-upscale properties, the Company, subsequent to its planned sale of 32 assets to an affiliate of Whitehall, scheduled to close in the first quarter of 2007, has approximately $6.0 billion in total assets with 59 hotels and resorts across North America that operate under premium brands such as The Waldorf=Astoria Collection, The Ritz-Carlton, JW Marriott, Marriott, Hilton, and Hyatt. For more information, please visit www.cnlhotels.com.

About Morgan Stanley Real Estate
Morgan Stanley Real Estate is comprised of three major global businesses: Investing, Banking and Lending. Since 1991, Morgan Stanley has acquired $102.0 billion of real estate assets worldwide and currently manages $60.5 billion in real estate assets on behalf of its clients. In addition, Morgan Stanley Real Estate provides a complete range of market-leading investment banking services to its clients, including advice on strategy, mergers, acquisitions and restructurings, as well as underwriting public and private debt and equity financings. Morgan Stanley is also a global leader in real estate lending offering approximately $156.0 billion of CMBS through the capital markets since 1997, including $35.5 billion in 2006. For more information about Morgan Stanley Real Estate, go to www.morganstanley.com/realestate.
Morgan Stanley (NYSE: MS) is a leading global financial services firm providing a wide range of investment banking, securities, investment management, wealth management and credit services. The Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals from more than 600 offices in 30 countries. For further information about Morgan Stanley, please visit www.morganstanley.com.
About Ashford Hospitality Trust
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com
###
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the consummation of the sale of the Company and expected timing thereof, the expected aggregate value of the Company, the expected purchase price per share for the sale of the Company, the future performance of the portfolio, amount of proceeds, the consummation of the sale of thirty-two assets and expected timing thereof, and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “could”, “target(s),” “project(s),” “will,” “believe(s),” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. CNL Hotels & Resorts, Inc. (the “Company”) can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations and those described in the forward looking statements include, but are not limited to: the failure of closing conditions to be satisfied, ability of the acquiring companies to obtain financing necessary to consummate the transaction; changes in market conditions for hotels and resorts; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; the failure of the Company’s shareholders to approve the transaction; and such other risk factors as may be discussed in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

3